Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at Citigroup’s 2013 North American Credit Conference

Stamford, CT. October 29, 2013 – Aircastle Limited (NYSE:AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at the Citigroup 2013 North American Credit Conference at the Conrad New York Hotel in New York City on Tuesday, November 5, 2013 at 10:15a.m. Eastern Time.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 30 days following the live event.

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2013, Aircastle’s aircraft portfolio consisted of 158 aircraft on lease with 67 customers located in 36 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited